EXHIBIT 10.36
[THIS AGREEMENT NOW BETWEEN CURTIS CIRCULATION COMPANY AND FIRESTONE PUBLISHING, INC., AS ASSIGNEE OF DUGENT PUBLISHING CORP.]

                           CURTIS CIRCULATION COMPANY

                             DISTRIBUTION AGREEMENT

                              DATED APRIL 22, 1983

Between Curtis Circulation Company, 21 Henderson Drive, West Caldwell, New Jersey 07006 (hereinafter called "Curtis") and Dugent Publishing Corp., 2355 Salzedo Street, Suite 204, Coral Gables, Florida 33134 (hereinafter called "Publisher").

1. Curtis shall be the exclusive distributor in the United States, Canada and overseas of all present and future publications published by Publisher, its subsidiaries or affiliates at any time during the term of this agreement, (hereinafter called "Publications").

2. The initial Publications to be distributed under this agreement, the initial issues thereof to be so distributed and the frequency of publication (monthly, bi-monthly or annual, etc.) are as follows:

GENT        MONTHLY
CAVALIER    MONTHLY
NUGGET      BI-MONTHLY
DUDE        TEMP'LY SUSPENDED

      3.    Publisher warrants and represents to Curtis the following:

(a) Publisher is the owner of (i) each of the titles to the Publications covered by this distribution agreement, (ii) the logos and/or (iii) trademarks to be used in connection with such Publications and there are no liens or encumbrances on those titles, logos and trademarks;

(b) Publisher has the ability and authority to deliver to Curtis without liens or encumbrances, sufficient copies of each issue of the Publications covered by this agreement in salable condition to comply with the terms contained herein;

(c) Publisher has the full right, power and authority to enter into this agreement and neither the execution or delivery of this agreement nor the consummation of the transactions contemplated by this agreement shall constitute or result in a breach of any agreement to which the Publisher is a party.

(d) Upon completion and delivery of each issue of each Publication covered by this agreement, Publisher will own or control to the fullest extent permitted by applicable law all rights of whatsoever kind and character in and to: (i) the title of the Publication, (ii) its logo, (iii) trademark, (iv) copyright for each issue and (v) the material contained in each issue, without any mortgages, liens or encumbrances of any kind and without rights being in other persons not party hereto;

(e) Upon completion and delivery of each issue of the Publications covered by this agreement, nothing contained in each of such issues will be grounds for an action either to prevent distribution thereof or for damages by reason of the fact that the material contained therein is libelous, slanderous, obscene, invades any right of privacy, a violation of any copyright or other personal or property rights or for any other reason whatsoever; and

(f) Publisher will regularly issue each issue of the Publications covered by this agreement during the term of this agreement and any renewal thereof and will cause its printer(s) to send to Curtis written notice confirming that all copies of the respective issues of each Publication have been printed and shipped to Curtis' customers in accordance with the galleys prepared by Curtis pursuant to paragraph 7 (hereinafter such notice shall be referred to as "Notice of Completion of Shipment").

4. If Publisher desires to change the frequency of publishing issues of any Publications, it shall notify Curtis at least 60 days before the proposed shipping date of any affected issue. Publisher will supply to Curtis a schedule of shipping and on-sale dates for each issue of the Publication at least six (6) months in advance of the on-sale date and at such times thereafter as requested.

5. The colophon of the Curtis Circulation Company shall be printed on the cover of each magazine distributed by Curtis hereunder. The Publication's code number assigned by Curtis shall also appear on each cover. The print order for distributions hereunder will be mutually agreed upon by Curtis and Publisher, providing, however, that if Publisher and Curtis do not agree, then Curtis shall not be required to advance to Publisher any money on only those additional copies of the print order that Curtis does not agree to under Paragraph 11 hereof. Publisher hereby authorizes Curtis to adjust claims made by any of Curtis' customers for delivery shortages or damages to copies of the issues of the Publications and agrees to pay to Curtis on demand all such shortages and damage allowances granted by Curtis to its customers and wholesalers.

6. Publisher shall be responsible for shipping and traffic costs (including, without limitation, import and other duties) incurred, other than in-house costs of Curtis' traffic department, to ship copies of the Publications to all customers of Curtis located throughout the world.

7. Individual shipments to Curtis' customers and wholesalers shall be specified on a galley which, with the Publisher's cooperation, Curtis shall supply to the Publisher sufficiently in advance so that shipments can be prepared and shipped to arrive at customers' and wholesalers' warehouses approximately ten (10) days prior to the Publications' on-sale dates. Any cost incurred for reshipping copies at Publisher's request while a Publication is on sale will be borne by Publisher. All copies of Publication shall be fully returnable. Publisher will accept whole copies, front covers, headings, Curtis' certification or wholesalers' affidavit statements as the basis for the adjustment of unsold copies covered by such acceptance. Should publisher require whole copy returns, notice of the quantities and full return address must be supplied to Curtis at least fifteen (15) days prior to off-sale date. Curtis will use it; best efforts to comply with Publisher's request for whole copy returns, for which Publisher shall pay Curtis the actual charge made by its customers and wholesalers, and pay all freight, shipping and other charges incurred by Curtis (or Curtis' agents) in connection therewith. Publisher shall bear the risk of loss for all copies of Publications until the time they are received by Curtis' customers and during any time they are being returned or reshipped at Publisher's instructions. Publisher shall keep all returned whole copies from entering the stream of commerce for at least 180 days after off-sale date, except to fill subscriptions and mail order requests, or such other sale as is mutually agreed upon.

8. Publisher authorizes Curtis to offer on Publisher's behalf, a Retail Display Allowance ("RDA") to any retailer which engages in the sale of Publications and agrees to be bound by the terms of Publisher's RDA program. Publisher further warrants that it will give notice at least once a year to retailers of the availability of this allowance. Publisher hereby authorizes Curtis to charge against the account of Publisher, Curtis' expense for administering this plan and a Retail Display Allowance of $.15 of the cover price of each copy of the monthly Publications to the extent that uch Retail Display Allowance shall become payable by Curtis.

9. Publisher shall pay Curtis for its distribution services (a) 6% of cover price of each copy of each Issue of the three titles: Gent, Cavalier, Nugget and each of their specials and (b) 7% of cover price on all new title Publications sold through primary wholesalers (the "distribution fee"). Curtis' distribution fee for sale through Curtis' Specialty Sales Operation (sales to retail accounts and secondary wholesalers) will be the difference between the amount per copy remitted to Publisher for sales to primary wholesalers and the price per copy charged accounts serviced by the Specialty Sales Operation, as provided on Attachment A.

10. For all copies distributed in certain wholesaler areas as listed on Attachment "B" and other such areas as may be so classified from time to time by Curtis, Curtis will bill Publisher and Publisher shall pay to Curtis such additional amounts per copy as shown on the attachment hereto.

Payment to Publisher for copies of Publications sold other than in the United States will be paid by Curtis to Publisher in United States funds at the exchange rate Curtis is charged by its banks.

11. Curtis shall advance to Publisher, providing Publisher does not then owe Curtis any monies under this agreement, the following amounts at the following times with respect to each issue of each Publication distributed hereunder:

(a) FIRST ADVANCE: An amount equal to the printer's bill and the shipper's bill.

(b)   SECOND ADVANCE:   75% of Curtis' ENS less any previous advance(s) and
Curtis' distribution fee paid 60 days after on sale if a monthly frequency; 90 days after on sale if a bi-monthly frequency or less.

(c) THIRD ADVANCE: 100% of Curtis ENS less any previous advance(s) and Curtis' distribution fees paid 70 lays after off sale if a monthly frequency; 90 days after off sale if a bi-monthly frequency or less.

12. A. Final Settlement for each issue of each Publication distributed hereunder shall be made 180 days after off-sale date; but Publisher agrees to accept returns thereafter until 360 days after off-sale date and hereby authorizes Curtis to (i) charge such returns against any other open or subsequent issues Of Publications or (ii) bill the amount of such returns to Publisher for payment within five (5) days.

B. The balance due to Publisher, or overadvances due to Curtis, as the case may be, as of Final Settlement, shall be determined by multiplying the price per copy charged by Curtis to its customers and wholesalers by the number of copies sold and not returned and subtracting therefrom to the extent same have not been previously paid, (i) the fees of Curtis for distribution, (ii) all other costs, expenses and charges for which Publisher is responsible under the terms of this agreement, and (iii) all other costs, expenses, and charges incurred by Curtis on behalf of Publisher.

C. Publisher's suggested price per copy to Curtis' customers and wholesalers will be the cover price less those discounts as described on Attachment A and B. Any exceptions shall be mutually agreed upon.

D. (i) The fees of Curtis for distribution, (ii) all other costs, expenses and charges for which Publisher is responsible under the terms of this agreement and (iii) all other costs, experses and charges incurred by Curtis on behalf of Publisher, shall be paid by Publisher to Curtis within five (5) days after notification by Curtis or at the option of Curtis may be deducted from any advances or payments due Publisher on any issue of any Publication distributed hereunder.

E. Regardless of (i) the Curtis' on-going method for accounting for copies received, copies unsold and copies sold, (ii) the basis for any advances made by Curtis to Publisher, be it upon draw, copies shipped, estimated net sales or otherwise, or (iii) any other provision in this agreement, the obligation of Curtis to make payment to Publisher shall be basel solely upon the calculation made upon Final Settlement pursuant to subparagraph B of this Paragraph 12.

F. The Final Settlement for each issue of each Publication shall be shown by a written statement prepared by Curtis, setting forth the totals of all items debited and credited and the resultant balance and Publisher agrees to accept such statement as an account stated and the items therein enumerated as true and correct, except as to any specific item or items to which Publisher may object in writing within forty-five (45) days from the date of the mailing of such statements.

13. In the event a retailer, wholesaler or other customer of Curtis shall take advantage of any federal or state insolvency statute or shall cease its business operation with the effect that such retailer, wholesaler or other customer shall not return its unsold copies of the Publication(s); Curtis shall use the average net sale of the Publication(s) as reported by such retailer, distributor or customer for the twelve (12) months (or lesser period if applicable) prior to those months for which such retailer, wholesaler or customer shall not have submitted unsold copies of the Publication(s). This average shall be used in determining and computing the net sales of the Publication(s) shipped to such retailer, wholesaler or customer for said months.

14. If for any reason, Curtis makes an overadvance or overpayment to Publisher, on any one or more issues of any Publications it distributes for Publisher, such overadvance or overpayment, at the option of Curtis, shall (i) be deducted by Curtis from any subsequent advances or payments due on any issue of any Publication which Curtis distributes for Publisher or (ii) be paid to Curtis within five (5) days after Curtis' demand for payment. In any event, any and all such overadvances and overpayments shall promptly be remitted by Publisher to Curtis upon termination of this agreement or at such time as Curtis shall have discontinued distributing any Publication or issue for Publisher for any reason whatsoever.

15. At no cost to Publisher, Curtis shall give such space as it deems reasonable in its house magazine and/or bulletins for the promotion of the Publications. However, the cost of all special promotions authorized by Publisher shall be borne by Publisher. Publisher agrees that in all trade press advertising pertaining to single copy circulation, it will include a phrase substantially as follows: "Exclusively (Internationally) distributed by Curtis Circulation Company, West Caldwell, New Jersey".

16. Publisher shall indemnify and hold harmless Curtis, its parent, subsidiary or affiliated corporations, their officers, agents, representatives or any of its customers, wholesalers, and their respective retailers against any loss, damages, fines, judgments, expenditures or claims including counsel fees, legal expenses and other costs, actually incurred by them or any of them in connection with the distribution of any Publications, or any issue thereof, or any promotional material provided by Publisher, when same is questioned or objected to by public authorities, or other authorities, or in defending or settling any claim, civil action or criminal prosecution against them or any :)f them arising out of the use of the title of said Publication or the contents and printed matter, including advertisements, pictures or photographs contained in the covers or any page of said Publication, or in any supplementary or other proceeding or action. Should any such event occur, and Publisher will be given both prompt notice of such event and a reasonable opportunity to approve selection of counsel and fee arrangements or arrange for same itself, provided such selection by Publisher is acceptable to Curtis and such acceptance will not be unreasonably withheld by Curtis, and if Publisher does not make arrangements for indemnification satisfactory to Curtis then Curtis may retain a reasonable reserve from any monies payable to Publisher hereunder as security for this indemnity provision. Publisher will name Curtis as an additional named insured under any publisher's liability insurance carried by Publisher, if any, and will deliver a certificate of such insurance to Curtis.


17. (a) Curtis shall not take title to any of the copies of any of the issues of any of the Publications covered by this agreement and, for all purposes covered by this agreement, the parties mutually understand and agree that Curtis is acting as an agent for the sale of such copies of such Issues of such Publications on behalf of Publisher as its principal, except as specified at subparagraph (b) of this paragraph.

(b) All monies paid by, or due and owing from Curtis' customers and wholesalers for copies of Publications not returned to Curtis, are and shall at all times belong to and remain the absolute property of Curtis, it being distinctly understood and agreed by the parties that the obligation of Curtis to rake any remittances to Publisher under the terms of this agreement is that of the obligation of a debtor to a creditor only. Curtis alone shall bill its wholesalers and customers for such monies and Curtis alone shall have the right to demand payment or institute legal proceedings for collection thereof.

18. The term of this agreement shall be for six (6) years commencing the last day of the month that the last of the titles provided for in Attachment A go on sale. This agreement shall be renewable for additional three (3) year terms automatically, unless advance written notice is given by either party to the other at least ninety (90) days prior to the commencement of the following renewable term. Provided, however, (a) that this agreement may be terminated by Curtis at any time in its entirety or with respect to any particular issue of any Publication, upon notice to Publisher should any issue of any Publication, in the sole judgment of Curtis, be deemed to be libelous, obscene or indecent, or contain any facts or statements which are untrue or Publisher fails to abide by the specific terms of this agreement, copy allotment, payment of its shipping costs or frequency of issue or (b) that any ninety (90) day notice not to renew given by Publisher shall not be operative if at the end of the then existing term, or renewal-term, Publisher shall owe any monies to Curtis.

In the event that this agreement is not renewed, Curtis has the right to withhold any or all advances (as described in Paragraph 11) on the last issues of any Publications to be distributed under this agreement. Such withholding shall be limited in amount and time to that amount and time necessary for Curtis to determine whether there exists any overpayments for prior issues of Publications distributed and all other costs, expenses or charges incurred by Curtis on behalf of Publisher, and in no event shall be beyond the Final Settlement date of the last issue of any Publications distributed hereunder.

19. Publisher agrees not to assign this contract or any part thereof, without first obtaining the consent of Curtis to such assignment. Publisher agrees that any assignment of an advance or payment hereunder shall be made only on a form, satisfactory to Curtis, which shall include the executed acknowledgment of any assignee that, among other things, such assignee shall be subject to all rights that Curtis shall have against the Publisher.

20. Curtis shall have the unqualified right to refuse to distribute any titles published by Publishers not listed in Attachment A, in which event, Publisher shall be free to distribute said title through other means of distribution.

21. For purposes of this agreement, the "On-Sale" date shall mean the date a Publication is placed on sale to the public and the "Off-Sale" date shall mean the date that Publisher and Curtis agree that a Publication should be removed from such sale.

22. Notwithstanding anything contained in this agreement, Curtis shall not be obligated to make any payments hereunder, and shall consider it to be a material breach of this agreement, unless all copies of each issue of the Publication are printed and shipped by Publisher's printer(s) to Curtis' customers in accordance with the galleys prepared by Curtis pursuant to Paragraph 7 on the date provided in the Notice of Completion of Shipment sent to Curtis by Publisher's printer(s).

23. This agreement sets forth the understanding of the parties with respect to the distribution of Publications and may not be amended except in writing signed by the parties and shall be binding upon the parties, their respective successors and assignees; and, in particular, this agreement shall be binding for its terms upon any transferees, successors or assigns of Publisher who shall publish any of the Publications, it being the intent of the parties that this agreement run with and apply to all Publications. This agreement is to be signed in two counterparts, both of which shall be deemed to be originals.

/S/                                       /S/
DUGENT PUBLISHING CORP (PUBLISHER)        CURTIS CIRCULATION COMPANY